                                                              Exhibit 10.14


                                                         FUISZ TECHNOLOGIES LTD.
                                                                         1/16/97
                                                                        21373701



                                      LEASE

                                 BY AND BETWEEN

                        AVION (FAIRFAX) ASSOCIATES, L.P.

                                  ("Landlord")

                                       AND

                             FUISZ TECHNOLOGIES LTD.

                                   ("Tenant")








                             Multi-tenant Flex Lease
                                  for Virginia

                                TABLE OF CONTENTS

1.    TERMS................................................................  1
      -----

2.    DELIVERY OF POSSESSION...............................................  3
      ----------------------

3.    PAYMENT OF RENT......................................................  3
      ---------------

4.    SECURITY DEPOSIT.....................................................  3
      ----------------

5.    USES.................................................................  4
      ----

6.    LATE CHARGES.........................................................  5
      ------------

7.    REPAIRS AND MAINTENANCE..............................................  6
      -----------------------

8.    UTILITIES AND SERVICES...............................................  7
      ----------------------

9.    COST OF SERVICES AND UTILITIES.......................................  8
      ------------------------------

10.   PROPERTY TAXES....................................................... 11
      --------------

11.   TENANT'S INSURANCE................................................... 13
      ------------------

12.   LANDLORD'S INSURANCE................................................. 14
      --------------------

13.   DAMAGE OR DESTRUCTION................................................ 15
      ---------------------

14.   MACHINES AND EQUIPMENT; REMOVAL OF PERSONAL PROPERTY................. 16
      ----------------------------------------------------

15.   ACCEPTANCE OF PREMISES............................................... 16
      ----------------------

16.   TENANT IMPROVEMENTS AND ALTERATIONS.................................. 17
      -----------------------------------

17.   ACCESS............................................................... 17
      ------

18.   WAIVER OF SUBROGATION................................................ 18
      ---------------------

19.   INDEMNIFICATION...................................................... 18
      ---------------

20.   ASSIGNMENT AND SUBLETTING............................................ 19
      -------------------------

21.   ADVERTISING/SIGNS.................................................... 20
      -----------------

22.   LIENS................................................................ 21
      -----

23.   DEFAULT.............................................................. 21
      -------

24.   SUBORDINATION AND ATTORNMENT......................................... 25
      ----------------------------

25.   SURRENDER OF POSSESSION.............................................. 26
      -----------------------

26.   NON-WAIVER........................................................... 26
      ----------

27.   HOLDOVER............................................................. 26
      --------

28.   CONDEMNATION......................................................... 27
      ------------

29.   NOTICES.............................................................. 27
      -------

30.   MORTGAGEE PROTECTION................................................. 27
      --------------------

31.   COSTS AND ATTORNEYS' FEES............................................ 28
      -------------------------

32.   BROKERS.............................................................. 28
      -------

33.   LANDLORD'S LIABILITY AND DEFAULT..................................... 28
      --------------------------------

34.   ESTOPPEL CERTIFICATES................................................ 29
      ---------------------

35.   FINANCIAL STATEMENTS................................................. 30
      --------------------

36.   TRANSFER OF LANDLORD'S INTEREST...................................... 30
      -------------------------------

37.   RIGHT TO PERFORM..................................................... 30
      ----------------

38.   SUBSTITUTED PREMISES................................................. 31
      --------------------

39.   SALES AND AUCTIONS................................................... 31
      ------------------

40.   ACCESS TO ROOF....................................................... 31
      --------------

41.   SECURITY............................................................. 32
      --------

42.   AUTHORITY OF TENANT.................................................. 32
      -------------------

43.   NO ACCORD OR SATISFACTION............................................ 32
      -------------------------

44.   MODIFICATION FOR LENDER.............................................. 33
      -----------------------

45.   PARKING.............................................................. 33
      -------

46.   GENERAL PROVISIONS................................................... 33
      ------------------

47.   RULES AND REGULATIONS................................................ 35
      ---------------------

48.   LANDLORD'S LIEN...................................................... 36
      ---------------

49.   WAIVER OF JURY TRIAL................................................. 36
      --------------------


EXHIBIT A -       LOCATION AND DIMENSIONS OF PREMISES
EXHIBIT B -       SPECIAL STIPULATIONS
EXHIBIT C -       WORK LETTER - INTENTIONALLY OMITTED
EXHIBIT D -       RULES AND REGULATIONS
EXHIBIT E -       FORM OF ESTOPPEL CERTIFICATE
EXHIBIT F -       FORM OF SUBORDINATION, NON-DISTURBANCE AND
                  ATTORNMENT AGREEMENT

      THIS LEASE is made this 17th day of January, 1997, by and between AVION (FAIRFAX) ASSOCIATES, L.P. ("Landlord"), c/o Trammell Crow Real Estate Services, Inc., 1115 30th Street, N.W., Washington, D. C. 20007, and FUISZ TECHNOLOGIES LTD., a Delaware corporation ("Tenant"), with a mailing address of 3810 Concorde Parkway, Suite 100, Chantilly, Virginia 22021.

                                R E C I T A L S:

      Landlord, for and in consideration of the rents and all other charges and payments hereunder and of the covenants, agreements, terms, provisions and conditions to be kept and performed hereunder by Tenant, demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the premises described below (the "Premises"), subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated.

      NOW THEREFORE Landlord and Tenant agree to the following, unless otherwise specifically modified by provisions of this Lease:

1.    TERMS.

      1.1 Premises. The Premises demised by this Lease are 32,493 rentable square feet located in the Flex I Building (the "Building") located at 3701 Concorde Parkway, Chantilly, Virginia 22021 together with a nonexclusive right to use parking and other common areas. The location and dimensions of the Premises are shown on Exhibit A attached hereto and incorporated herein by reference. Landlord and Tenant acknowledge and agree that the rentable square footage set forth above has been determined, and the rentable square footage of any additional space added to the Premises shall be determined, in accordance with "Standard Method of Measuring Floor Area in Office Buildings", provided by the Secretariat, Buildings Owners and Managers Association International (ANSI Z65.1-1980), approved July 31, 1980. No easement for light or air is incorporated in the Premises.

      1.2 Agreed Areas. The parties agree that the total rentable area of the Building, the area of the Premises, and the Tenant's percentage of the Building are as follows:

      Total rentable area of the building:  49,068 sq. ft.;

      Area of Premises:  32,493 sq. ft.; and

      Tenant's percentage of the Building:  66.22%

      1.3 Lease Term. The parties agree that the term of this Lease (the "Term" or the "Lease Term") shall be for approximately one hundred and two (102) months.

          The Lease Commencement Date shall be the later of (i) February 1, 1997 or (ii) the execution of this Lease and the Lease Expiration Date shall be July 31, 2005.

      1.4 Rent. The basic rent (the "Base Rent") shall be as set forth in Exhibit B attached hereto and incorporated herein by reference. In addition to the Base Rent, Tenant shall pay all amounts designated as additional rent ("Additional Rent") under this Lease including, without limitation, Tenant's pro rata share of Operating Costs as described in Section 9, and Tenant's pro rata share of Property Taxes as described in Section 10, all of which along with Base Rent shall be deemed rent ("Rent") due under this Lease.

      1.5 Initial Payment. Tenant shall pay Landlord upon execution of this Lease Twenty-three Thousand Nine Hundred Seven and 63/100 Dollars ($23,907.63) representing the first month's Base Rent except if the Lease Commencement Date is a date other than the first day of a month, then Tenant shall then pay to Landlord a prorata share of the first month's Base Rent.

      1.6 Notice and Payment Addresses.

          Notice Addresses:

                  If to Landlord:

                  Avion (Fairfax) Associates, L.P.
                  c/o Trammell Crow Real Estate Services, Inc.
                  1115 30th Street, N.W.
                  Washington, D. C. 20007

                  If to Tenant:

                  Fuisz Technologies Ltd.
                  3810 Concorde Parkway
                  Suite 100
                  Chantilly, Virginia 22021
                  Attn:  Mr. Patrick D. Scrivens

Either party may, by written notice, designate a new address to which all notices hereunder shall be directed.

      1.7 Lease Year. Each twelve (12) month period within the Lease Term shall be referred to herein as a "Lease Year." The first Lease Year shall commence on the Lease Commencement Date and terminate on the last day of the twelfth full calendar month after such Lease Commencement Date. Each subsequent Lease Year shall commence on the date immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months, except that the last Lease Year of the Lease

Term shall terminate on the date this Lease expires or is otherwise terminated.

2.    DELIVERY OF POSSESSION.

      Tenant hereby accepts the Premises "AS IS" and acknowledges and agrees Landlord shall have no obligation to construct any tenant improvements to the Premises or make any alterations or additions thereto or to provide any tenant improvement allowance to Tenant.

3.    PAYMENT OF RENT.

      Tenant shall pay Landlord the Rent including Additional Rent or other payments due under this Lease without prior notice, deduction or offset, in lawful money of the United States. Rent (including any monthly payments of Estimated Costs Allocable to the Premises (as defined below) payable in accordance with this Lease) shall be paid in advance on or before the first
(1st) day of each month, except that the first month's Base Rent shall be paid upon the execution hereof, at the address noted in Section 1.6, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent and other amounts due under this Lease for any partial month at the beginning or end of the Lease Term shall be prorated. All other payments required to be made by Tenant to Landlord under this Lease for which the payment period is not otherwise specified herein shall be made no later than ten (10) business days after Landlord provides an invoice to Tenant specifying the amount of such payment obligation.

4.    SECURITY DEPOSIT.

      As security for its full and faithful performance of this Lease, Tenant has previously paid to Landlord a security deposit of $12,766.50 pursuant to the Existing Leases (as such term is defined in No. 5 of Exhibit B) which shall be retained by Landlord pursuant to and in accordance with the terms of this Lease. If Tenant defaults with respect to any covenant or condition of this Lease, including but not limited to the payment of Rent or any other payment due under this Lease (and such default shall continue beyond any applicable cure period), Landlord may apply all or any part of the security deposit to the payment of any sum in default or any other sum which Landlord may be required to or may reasonably deem necessary to spend or incur by reason of Tenant's default. In such event, Tenant shall, upon demand, deposit with Landlord the amount so applied to replenish the security deposit. Within thirty (30) days of the expiration or sooner termination of this Lease, Landlord will refund Tenant the security deposit less any amounts necessary to cure any default of Tenant under this Lease.

5.    USES.

      5.1 Permitted Uses. Landlord acknowledges that Tenant intends to use the Premises to develop, manufacture and market pharmaceutical delivery systems, which use shall include, without limitation, performing laboratory work, including wet laboratory work. Landlord consents to such use of the Premises by Tenant. Tenant shall not do any act in or about the Premises that is unlawful. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or any other act or thing which disturbs the quiet enjoyment of any other tenant in the Building. Tenant, at its expense, shall comply with all laws, statutes, ordinances, governmental rules, regulations and requirements now existing or hereafter in effect relating to its use, operation or occupancy of the Premises; provided, however that, subject to Tenant's obligations pursuant to Section 16, Landlord shall comply with all laws, statutes, ordinances, governmental rules, regulations and requirements now existing or hereinafter in effect that are generally applicable to the Building and the Premises (e.g., if local codes change and require the installation of new systems, such as a sprinkler system, in the Building and the Premises, Landlord shall be responsible for causing the Building and the Premises to comply subject, however, to reimbursement for such costs by Tenant as part of Other Operating Costs, as that term is defined in Section 9.1.3). Tenant shall observe such reasonable rules and regulations as may be adopted with respect to all tenants in the Building and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises or the Building and for the preservation of good order therein, provided that such rules and regulations do not interfere with the Food and Drug Administration's requirements imposed upon Tenant to observe "current good manufacturing practices" and with the necessity of Tenant to protect its trade secrets.

      5.2 Hazardous Substances. The term "Hazardous Substances," as used in this Lease shall mean all pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or removal of which is required or the use of which is restricted, prohibited or penalized by an "Environmental Law," which term shall mean any federal, state or local law or ordinance relating to pollution or protection of the environment. Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are a part of the ordinary course of the Tenant's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly used and stored in a manner and location meeting all Environmental Laws; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (vi) Tenant will not permit Hazardous Substances to be brought onto the Premises, except for the Permitted Materials described above, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws at Tenant's sole cost and expense. If at any time during or after the Lease Term, the Premises is found to be so contaminated or subject to said conditions as a result of an act or omission of Tenant, Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. The foregoing indemnification and the responsibility of Tenant shall survive the termination or expiration of this Lease.

6.    LATE CHARGES.

      6.1 Administrative Late Charge. Tenant hereby acknowledges that late payment to Landlord of Rent or Additional Rent or other sums due hereunder will cause Landlord to incur administrative costs and loss of investment income not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent, Additional Rent or other sum due from Tenant is not received on or before its due date by Landlord or Landlord's designated agent within five (5) days after receipt of written notice by Tenant, then Tenant shall pay to Landlord immediately upon Landlord's demand therefore a late charge equal to three percent (3%) of such overdue amount, plus any attorneys' fees and costs incurred by Landlord by reason of Tenant's failure to pay Rent and other charges when due hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the administrative cost that Landlord will incur by reason of Tenant's late payment and is not intended as a penalty. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted hereunder.

      6.2 Additional Late Charge. In addition to the administrative late charge provided for under Section 6.1, above, if any Rent, Additional Rent or other sum due from Tenant to Landlord is not paid as and when due under this Lease, such unpaid amount shall bear interest from the date due until the date paid at an annual rate of interest equal to the prime rate of interest as published in the Wall Street Journal (or any successor publication thereto) from time to time plus two percent (2%).

            Initials:

            Landlord          Tenant
                     ------          ------

7.    REPAIRS AND MAINTENANCE.

      7.1. Landlord Repair and Maintenance Responsibilities. Landlord shall, at its cost and expense, maintain and repair, or cause to be maintained and repaired, the common areas of the Building (such as lobbies, elevators, stairs, and corridors); the roof, foundations, exterior walls and other structural elements of the Building; the plumbing (located outside of the Premises), existing heating, air conditioning and other existing utility systems serving the Building located outside of the Premises; the landscaping, paving, parking lots and other external common areas surrounding the Building; and the underground utility and sewer pipes and other utility connections outside the exterior walls of Tenant's Premises, if any; provided, however, that to the extent any such repair is rendered necessary by (i) the gross negligence or willful misconduct of Tenant, its agents, customers, employees, independent contractors, guests or invitees or (ii) any improvement or upgrade made to such utility system by Tenant or at Tenant's request, Tenant shall be obligated to reimburse Landlord for all costs sustained by Landlord in connection with such repair, as Additional Rent hereunder, which reimbursement shall be due no later than thirty (30) days after Landlord's written demand therefor. Landlord shall provide termite and pest extermination, exterior window washing and regular removal of trash, garbage and debris to the Premises. All expenses incurred by Landlord pursuant to this Section 7.1 (to the extent not payable directly by Tenant as above provided) will be included within "Other Operating Costs" as defined in Section 9.1.3 below.

      7.2. Tenant Repair and Maintenance Responsibilities. Tenant shall be responsible for repairs and maintenance to the interior of the Premises, including janitorial service, and the upgraded portion of any utility system made by Tenant or at Tenant's request to the extent Landlord is not responsible therefor under Section 7.1; provided, however, that to the extent any such repair is rendered necessary by the gross negligence or willful misconduct of Landlord, its agents, customers, employees, independent contractors, guests or invitees, Landlord shall be obligated to reimburse Tenant for all costs sustained by Tenant in connection with such repair, which reimbursement shall be due no later than thirty (30) days after Tenant's written demand therefor. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to it that exists in the Premises which Landlord is required to repair. Notwithstanding anything to the contrary contained in this Section 7, Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all heating and air conditioning systems and equipment within the Premises. The maintenance contractor and the contract must be approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. The service contract must include all services suggested by the equipment manufacturer within the operation/ maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Premises.


8.    UTILITIES AND SERVICES.

      8.1 Services. Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week. Landlord shall install separate meters for electricity, gas, water and other utilities serving the Premises or shall otherwise cause such utilities to be separately allocated and billed to the Premises. Tenant shall pay the cost of such utility service used by Tenant in connection with its occupancy of the Premises directly to the applicable utility company or to Landlord as Additional Rent (if such utility service is billed to Landlord instead of Tenant). Tenant shall pay its proportionate share of Costs of Common Area Utilities to Landlord in accordance with the terms set forth in
Section 9. Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of such services due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. In no event shall Landlord be liable to Tenant for
(a) any damage to the Premises, or (b) any loss, damage or injury to any property therein or thereon, or (c) any claims for the interruption of or loss to Tenant's business or for any indirect damages or consequential losses occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes or other similar cause in, above, upon or about the Premises or the Building. If any public utility or governmental body shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service to the Premises or the Building, Landlord and Tenant shall comply with such requirements, without any abatement or reduction of the Rent, Additional Rent or other sums payable by Tenant hereunder.

      8.2 Recycling Regulations. Tenant shall comply, at its sole cost and expense, with all orders, requirements and conditions now or hereafter imposed by any ordinances, laws, orders and/or regulations (hereinafter collectively called "regulations") of any governmental body having jurisdiction over the Premises or the Building, whether required of Landlord or otherwise, regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (hereinafter collectively called "waste products") including but not limited to the separation of such waste products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by such regulations. Landlord reserves the right (a) to refuse to accept from Tenant any waste products that are not prepared for collection in accordance with any such regulations, (b) to require Tenant to arrange for waste product collection at Tenant's sole cost and expense, using a contractor reasonably satisfactory to Landlord, and (c) to require Tenant to pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with any such regulations. Notwithstanding the foregoing, the costs of collecting waste materials to be recycled shall be included in Other Operating Costs, as set forth in Section 9.1.3, below. The cost of all other expenses, fines, penalties or damages that may be imposed on Landlord or Tenant resulting from Tenant's noncompliance relating to waste products shall be borne solely by Tenant.

9.    COST OF SERVICES AND UTILITIES.

      9.1 Definitions. In addition to the Rent, Tenant shall pay to Landlord the Actual Costs Allocable to the Premises (as defined in Section 9.1.6, below), as Additional Rent and the payments shall be made as provided herein, using the following definitions:

          9.1.1 "Operating Costs" shall include Costs of Utilities and Other Operating Costs.

          9.1.2 "Costs of Utilities" shall mean all expenses paid or incurred by Landlord for electricity, including any surcharges imposed, water, gas, sewers, oil and utility services for the common areas of the Building, land and parking and other common areas provided to or used by Tenant.

          9.1.3 "Other Operating Costs" shall mean all other expenses paid or incurred by Landlord for maintaining, operating, repairing, and managing (i) the Building, (ii) the personal property used in conjunction therewith, (iii) the Building roof, and (iv) the land upon which the Building is situated. Such costs shall include, without limitation, Property Taxes (as defined in Section 10.1.1), supplies and cleaning services (for the Building only, not the Premises), garbage and trash collection, personal property taxes, replacement lighting, maintenance and service contracts, wall and window washing, towel service, machinery, equipment, a reasonable management fee (not to exceed four (4%) percent of monthly Base Rent), window glass replacement and repair, landscaping services of independent contractors (including, without limitation, ice and snow removal), compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the management, operation, maintenance and repair of the Building (but only for a pro rata portion of such persons' time actually spent on matters relating to the Building), the personal property and equipment used in conjunction therewith and the land upon which the Building is situated but only for a pro rata portion of the cost of such personal property or equipment based on the amount of time such personal property or equipment is used in connection with the Building and all curbs and sidewalks adjacent to the same, capital improvements to the Building which are required by local or governmental authorities or which are reasonably expected to reduce Operating Costs, insurance premiums, repair, replacement and maintenance costs required by any applicable federal, state or local law now or hereafter in effect, permits and inspection fees, legal fees and costs incurred in connection with contesting the amounts or the imposition of any Property Taxes, and accounting fees and any other expense or charge whether or not hereinbefore described which, in accordance with generally accepted accounting and management practices, would be considered an expense of maintaining, operating, replacing or repairing the Building, the personal property and equipment used in conjunction therewith, and the land upon which the Building is situated and all curbs and sidewalks adjacent to the same, excluding: (a) costs of any special services rendered to individual tenants (including Tenant), for which a special, separate charge shall be made (and shall be payable within thirty (30) days of written demand); (b) Property Taxes; and (c) depreciation or amortization of costs required to be capitalized in accordance with generally accepted accounting practices (except that Other Operating Costs shall include amortization in accordance with generally accepted accounting principles of any capital improvements which are made pursuant to the requirement of any local or governmental authority which are reasonably expected to reduce Operating Costs or which are required to be made by Landlord pursuant to Section 7.

          9.1.4 "Calendar Year" shall mean the twelve-month period commencing January 1 and ending December 31.

          9.1.5 "Actual Costs" shall mean the actual expense paid or incurred by Landlord for Operating Costs during any Calendar Year of the Lease Term.

          9.1.6 "Actual Costs Allocable to the Premises" shall mean the Tenant's prorata share of the Actual Costs determined by Tenant's percentage of the Building described in Section 1.2.

          9.1.7 "Estimated Costs Allocable to the Premises" shall mean Landlord's estimate of Actual Costs Allocable to the Premises for the following Calendar Year to be given by Landlord to Tenant pursuant to Section 9.2.

      9.2 Estimated Costs Allocable to the Premises. Prior to the commencement of each Calendar Year (or, if the Lease Commencement Date falls on a date other than January 1, for the partial calendar year consisting of the period through December 31, 1997

(hereinafter, "Partial Calendar Year")), Landlord shall furnish Tenant a written statement of the Estimated Costs Allocable to the Premises for such Calendar Year (or Partial Calendar Year) and a calculation of the payments to be made by Tenant as follows: One-twelfth (1/12th) of the amount, shall be payable by Tenant as Additional Rent as provided in Section 3 for each month during such Calendar Year (or Partial Calendar Year). If at any time or times during such Calendar Year (or Partial Calendar Year), it appears to Landlord that the Estimated or Actual Costs Allocable to the Premises will vary from Landlord's estimate by more than five percent (5%) on an annualized basis, Landlord may, by written notice to Tenant, revise its estimate for such Calendar Year (or Partial Calendar Year) and payments by Tenant of the Estimated Costs Allocable to the Premises for such Calendar Year (or Partial Calendar Year) shall be based on such revised estimate.

      9.3 Actual Costs. Within one hundred twenty (120) days after the close of each Calendar Year (or Partial Calendar Year) during the Lease Term, Landlord shall deliver to Tenant a written statement setting forth the Actual Costs Allocable to the Premises during the preceding Calendar Year (or Partial Calendar Year). Landlord certifies to Tenant that, where possible, all of the above costs have been incurred as the result of competitive bidding with independent contractors in "arms length" negotiations, and that Landlord will use commercially reasonable, good faith efforts to obtain the lowest price for quality work and materials on Tenant's behalf. If such costs for any Calendar Year (or Partial Calendar Year) exceed Estimated Costs Allocable to the Premises paid by Tenant to Landlord pursuant to Section 9.2, Tenant shall pay the amount of such excess to Landlord as Additional Rent within thirty (30) days after receipt of such statement by Tenant. If such statement shows such costs to be less than the amount paid by Tenant to Landlord pursuant to Section 9.2, then the amount of such overpayment by Tenant shall be credited by Landlord to the next Rent payable by Tenant. Tenant shall have the right, on an annual basis, at Landlord or Landlord's property manager's place of business, to audit any of Landlord's records to substantiate the statement delivered by Landlord setting forth Tenant's Actual Costs Allocable to the Premises during the preceding Calendar Year. If such audit shows any variance from Landlord's statement of Actual Costs Allocable to the Premises, Landlord or Tenant, as the case may be, shall reimburse the other for such variance within thirty (30) days after demand therefor. To the extent such audit reveals a discrepancy in Tenant's favor greater than five percent (5%), Landlord shall reimburse Tenant for the reasonable costs of such audit within thirty (30) days after demand for such reimbursement.

      9.4 End of Term. If this Lease terminates on a day other than the last day of a Calendar Year, the amount of any adjustment to Estimated Costs Allocable to the Premises with respect to the Calendar Year in which such termination occurs shall be prorated on the basis which the number of days from the commencement of such

Calendar Year to and including such termination date bears to 365; and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery by Landlord to Tenant of the statement of Actual Costs Allocable to the Premises with respect to such Calendar Year.

      9.5 Further Adjustment. In the event Landlord shall furnish any utility or service which is included in the definition of Operating Costs to less than ninety-five percent (95%) of the rentable area of the Building because (i) the average occupancy level of the Building for the Calendar Year (or Partial Calendar Year) in question was not ninety-five percent (95%) or more of full occupancy, (ii) any such utility or service is not required by or provided to one or more of the tenants or occupants of the Project, or (iii) any tenant or occupant is itself obtaining or providing any such utility or services, then the Actual Costs for such year shall be increased to equal the total expenses that Landlord reasonably estimates it would have incurred if Landlord had provided all such utilities and services to all tenants and occupants in the Project, and shall be allocated among the tenants by the Landlord to reflect those costs which would have occurred had the Building been ninety-five percent (95%) occupied during the year in question and such utilities and services provided to all tenants. The intent of this Section 9.5 is to ensure that the reimbursement of all Operating Costs is fair and equitably allocated among the tenants receiving the utilities and services in question.

10.   PROPERTY TAXES.

      10.1 Contribution to Property Taxes. In addition to the Base Rent provided in Section 1.4, Tenant shall pay to Landlord as one of the Operating Costs associated with the Premises, its share of the Property Taxes under this Section
10. Landlord confirms that it is the intention of the parties that this Article 10 supplement Article 9, but not result in double payment of Tenant's share of Property Taxes. Tenant's share of Property Taxes shall be determined as provided herein, utilizing the following definitions:

            10.1.1 "Property Taxes" shall mean any form of assessment, license, fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, on the Building or any part thereof (or on Landlord with respect thereto), the land, the parking area, or any other legal or equitable interest of Landlord in the same, or any rental income derived therefrom, excluding personal property taxes payable by Tenant on the property of Tenant located within the Premises, as indicated in Section 10.4 herein.

           10.1.2 The term "Calendar Year" shall mean the period defined in
Section 9.1.4. The term "Partial Calendar Year" shall be as defined in Section 9.2.

           10.1.3 The term "Tenant's Share of Property Taxes" shall mean the amount of Property Taxes payable during any Calendar Year (or Partial Calendar
Year) during the Lease Term by Landlord multiplied by Tenant's percentage of the Building described in Section 1.2.

      10.2 Tenant's Estimated Share of Property Taxes. Prior to the commencement of each Calendar Year (or Partial Calendar Year), Landlord shall furnish Tenant with a written statement setting forth the estimate of Tenant's Share of Property Taxes for such Calendar Year (or Partial Calendar Year) and a calculation of the payments to be made by Tenant as follows: One-twelfth (1/12th) of the amount, shall be payable by Tenant as Additional Rent as provided in Section 3 for each month during such Calendar Year (or Partial Calendar Year).

      10.3 Actual Property Taxes. Within one hundred twenty (120) days after the close of each Calendar Year during the Lease Term, Landlord shall deliver to Tenant a written statement setting forth the Tenant's Share of Property Taxes during the preceding Calendar Year. If such amount exceeds the Tenant's estimated Share of Property Taxes pursuant to Section 10.2, Tenant shall pay the amount of such excess to Landlord as Additional Rent within thirty (30) days after receipt of such statement by Tenant. If such statement shows such amount to be less than the amount paid by Tenant to Landlord pursuant to Section 10.2, then the amount of such overpayment shall be credited by Landlord to the next immediate Rent payable by Tenant. Tenant shall have the right, on an annual basis, at Landlord or Landlord's property manager's place of business, to audit any of Landlord's records to substantiate the statement delivered by Landlord setting forth Tenant's Share of Property Taxes during the preceding Calendar Year. If such audit shows any variance from Landlord's statement of Tenant's Share of Property Taxes for the preceding Calendar Year, Landlord or Tenant, as the case may be, shall reimburse the other for such variance within thirty (30) days after demand therefor. To the extent such audit reveals a discrepancy in Tenant's favor greater than five percent (5%), Landlord shall reimburse Tenant for the reasonable costs of such audit within thirty (30) days after demand for such reimbursement.

      10.4 Taxes on Tenant's Personal Property. Tenant shall pay, prior to delinquency, all personal property taxes payable with respect to all property of Tenant located in the Premises or the Building and shall provide promptly, upon request of Landlord, written proof of such payment. This obligation shall apply throughout the Lease Term.

      10.5 End of Term. If this Lease terminates on a day other than the last day of a Calendar Year, the amount of any adjustment between the estimated and actual Tenant's Share of Property Taxes with respect to the Calendar Year in which such termination occurs shall be prorated on the basis of a 365-day year; and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery by Landlord to Tenant of the statement of Tenant's Share of Property Taxes with respect to such Calendar Year.

      10.6 Tax Contest. Tenant may, alone or along with any other tenant of the Building, at its or their sole cost and expense, in its or their own name(s) and/or in the name of Landlord, dispute and contest any Property Taxes by appropriate proceedings diligently conducted in good faith, but only after Tenant and all other tenants, if any, joining with Tenant in such contest have deposited with Landlord the amount so contested and unpaid, or their proportionate shares thereof, as the case may be, which shall be held by Landlord without obligation for interest until the termination of the proceedings, at which time the amount(s) deposited shall be applied by Landlord toward the payment of the items held valid (plus any court costs, interest, penalties, and other liabilities associated with the proceedings), and Tenant's share of any excess shall be returned to Tenant. Tenant further agrees to pay to Landlord, within thirty (30) days following demand therefor, Tenant's share (as among tenants which participated in the contest) of all court costs, interest, penalties, and other liabilities relating to such proceedings. Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any cost, damage or expense (including reasonable attorneys' fees) in connection with such proceedings.

11.   TENANT'S INSURANCE.

      11.1 Insurance Coverage. Tenant shall during the Lease Term procure at its expense and keep in force the following insurance: (i) Commercial general liability insurance naming the Landlord and Landlord's managing agent as additional insurers against any and all claims for bodily injury and property damage occurring in or about the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence with a Two Million Dollars ($2,000,000.00) aggregate limit and excess umbrella liability insurance in the amount of Two Million Dollars ($2,000,000.00). Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord's insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease; (ii) Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located within the Premises for perils covered by the causes of loss. Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent

(100%) of the full replacement value of the aggregate of the foregoing; (iii) Workers' compensation insurance in accordance with statutory laws and employers' liability insurance with a limit of not less than One Hundred Thousand Dollars ($100,000.00) per employee and a Five Hundred Thousand Dollars ($500,000.00) policy limit; and (iv) Such other insurance as Landlord deems necessary and prudent (if in the reasonable opinion of Landlord, the coverage becomes inadequate and is less than is commonly maintained by tenants of similar buildings in the area with similar uses or required by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

      11.2 Policy Requirements. The policies required to be maintained by Tenant shall be with companies rated AX or better in the most current issue of Best's Insurance Reports. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the U.S.A. Any deductible amounts under any insurance policies required hereunder shall not exceed One Thousand Dollars ($1,000.00). Certificates of insurance (certified copies of the policies may be required) shall be delivered to Landlord prior to the Lease Commencement Date and annually thereafter prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord at least thirty (30) days prior to any cancellation except for ten
(10) days notice for nonpayment of premium.

      11.3 Non-Coverage. In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated to, purchase the necessary insurance and pay the premium. Tenant shall repay to Landlord, as Additional Rent, any and all reasonable expenses (including attorneys' fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain insurance.

12.   LANDLORD'S INSURANCE.

      At all times during the Lease Term, Landlord will maintain (a) fire and extended coverage insurance covering the replacement cost of the Building, and
(b) public liability and property damage insurance in an amount customary for properties which are comparable to the Building, determined by Landlord in its sole discretion. Landlord shall also have the right to obtain such other types and amounts of insurance coverage on the Building and Landlord's liability in connection with the Building as are customary or advisable for a first class office building in the Washington, D. C.-Suburban Maryland-Suburban Virginia metropolitan area, as determined by Landlord in Landlord's sole discretion.

Tenant acknowledges and agrees that all premiums for insurance obtained by Landlord pursuant to this Article 12 shall be included within "Other Operating Costs", as such term is defined in Section 9.1.3 above. Landlord shall provide to Tenant, within ten (10) business days after the execution of this Lease, a certificate of insurance evidencing Landlord's compliance with the terms of this
Article 12.

13.   DAMAGE OR DESTRUCTION.

      13.1 Notification. If the Building should be damaged or destroyed by any peril covered by the insurance to be provided by Landlord, Tenant shall give immediate notice thereof to Landlord and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such damage or destruction, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements including, without limitation, the Improvements, the Rooftop Equipment and the Roof Improvements which may have been placed in, on or about the Premises by Tenant and except that Tenant shall pay to Landlord, upon demand, Tenant's proportionate share of any applicable deductible amount specified under Landlord's insurance (said deductible amount not to exceed Ten Thousand Dollars ($10,000.00)). The Rent payable hereunder shall be equitably abated from the date of such damage. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder whereupon all rights and obligations hereunder shall cease and terminate. Landlord's obligations to repair and restore the Building are limited to the amount of insurance proceeds actually received by Landlord. In the event that such insurance proceeds are not sufficient to repair or restore the Building and Landlord does not agree to provide sufficient additional funds to complete the repair or restoration, this Lease shall terminate and Landlord and Tenant shall have no further rights or obligations hereunder.

      13.2 Business Interruption. Other than rental abatement as and to the extent provided in Section 13.1, no damages, compensation or claim shall be payable by Landlord for inconvenience or loss of business arising from interruption of business, repair or restoration of the Building or Premises.

      13.3 Repairs. Landlord's obligations should it elect to repair, shall be limited to the base Building, common areas and the interior improvements installed by Landlord. Anything herein to the contrary notwithstanding, if the Premises are destroyed or damaged during the last twelve (12) months of the Lease Term, then Landlord may, at its option, cancel and terminate this Lease as of the date of the occurrence of such damage.

14.   MACHINES AND EQUIPMENT; REMOVAL OF PERSONAL PROPERTY.

      14.1 Machines and Equipment. Landlord acknowledges that Tenant intends to install in the Premises, without limitation, laboratory and pharmaceutical processing equipment. Landlord consents to the installation and Tenant's operation and use of such equipment and machinery in the Premises. Landlord also acknowledges and consents to the fact that Tenant may install additional machinery and equipment of similar type, nature, size and use in the Premises during the Lease Term. Tenant, at its expense, shall comply with all laws, statutes, ordinances and governmental rules, regulations and requirements governing the installation, operation and removal of such equipment. To the extent that any machines, mechanical equipment and materials belonging to Tenant cause vibration, noise, cold, heat or fumes that may be transmitted to any other leased space in the Building to such a degree as to be objectionable to any other tenant in the Building, such equipment or machines shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat or fumes.

      14.2 Removal of Personal Property. Upon the expiration or sooner termination of the Lease Term, Tenant shall remove all of its machinery, equipment, personal property and trade fixtures and shall return the Premises to Landlord broom clean but without any refurbishing. With respect to an earlier termination of this Lease by Landlord, Tenant shall have a reasonable period of time (not to exceed fifteen (15) days) in which to remove all such equipment, personal property and fixtures. All items of Tenant's personal property that are not removed from the Premises or the Building by Tenant at the termination of this Lease or within a reasonable period of time (not to exceed fifteen (15) days) when Landlord has the right of reentry shall be deemed abandoned and become the exclusive property of Landlord, without further notice to or demand upon Tenant. If the Premises are not surrendered as and when aforesaid, Tenant shall indemnify Landlord against all claims, losses, cost expense (including reasonable attorneys' fees) and liability resulting from the delay by Tenant in so surrendering the same, including without limitation any claims made by any succeeding occupant founded on such delay. Tenant's obligation under this
Section 14.2 shall survive the expiration or termination of this Lease.

15.   ACCEPTANCE OF PREMISES.

      Unless Landlord has expressly agreed in this Lease to perform certain tenant improvement work in the Premises, Tenant shall be deemed to have accepted the Premises on the Lease Commencement Date in an "AS IS" condition.

16.   TENANT IMPROVEMENTS AND ALTERATIONS.

      16.1  Tenant Improvements.

      [Intentionally Omitted]

      16.2 Tenant Alterations. Other than with respect to the Improvements set forth in Section 16.1 hereof, Tenant shall not make or allow to be made any alterations, additions or improvements to or on the Premises or the Building without first obtaining the written consent of Landlord, which consent shall not unreasonably be withheld, conditioned or delayed. Any such alterations, additions or improvements shall be made at Tenant's sole expense, according to plans and specifications approved in writing by Landlord, in compliance with all applicable laws, by a licensed contractor, and in a good and workmanlike manner.

17.   ACCESS.

      Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times to inspect the same; to show the Premises to prospective tenants (during the last six (6) months of the Term), or interested parties such as prospective lenders and purchasers; to exercise its rights under this Lease; to clean, repair, alter or improve the Premises or the Building; to discharge Tenant's obligations when Tenant has failed to do so within a reasonable time after written notice from Landlord; to post notices of nonresponsibility and similar notices and "For Sale" signs and to place "For Lease" signs upon or adjacent to the Building or the Premises at any time within twelve (12) months of the expiration of the Lease Term. Tenant shall permit Landlord and its agents to enter the Premises at any time in the event of an emergency. Notwithstanding the foregoing, any nonemergency access to the Premises by Landlord or its agents shall be subject to the following conditions: (i) written notice to Tenant at least two (2) days in advance of the proposed inspection, (ii) Landlord shall designate in writing the names of those persons authorized by Landlord to make such inspection, (iii) Tenant may require an authorized representative of Tenant to accompany the inspection, and (iv) any information obtained by Landlord or its agents pursuant to such inspection which information constitutes a trade secret or is otherwise unique to Tenant's business shall not be disclosed or disseminated to any other party and shall be held in strict confidence. Landlord hereby agrees to indemnify Tenant for any loss, damage, claim or demand suffered by Tenant as a result of a breach by Landlord of its covenants and agreements contained in this Article 17 by reason of Landlord's gross negligence or wilful misconduct. In the event that any prospective tenant wishes to inspect any portion of the Premises which is a restricted access area, Tenant may require such prospective tenant to execute a confidentiality agreement in favor of Tenant in form and substance reasonably satisfactory to Tenant. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure.

18.   WAIVER OF SUBROGATION.

      18.1 Tenant's Waiver. Whether the loss or damage is due to the negligence of Landlord or Landlord's agents or employees, or any other cause, Tenant hereby releases Landlord and Landlord's agents and employees from responsibility for and waives its entire claim of recovery for (i) any loss or damage to the personal property of Tenant located in the Building, including the Building itself, arising out of any of the perils which are covered by Tenant's property insurance policy, with extended coverage endorsements, or (ii) loss resulting from business interruption or loss of rental income, at the Premises, arising out of any of the perils which are capable of being covered by the business interruption or by the loss of rental income insurance policy held by Tenant. Tenant shall cause its insurance carrier(s) to consent to such waiver of all rights of subrogation against Landlord, and to issue an endorsement to all policies of insurance obtained by Tenant confirming that the foregoing release and waiver will not invalidate such policies.

      18.2 Landlord's Waiver. Whether due to the negligence of Tenant or Tenant's agents or employees, or any other cause, Landlord hereby releases Tenant and Tenant's agents and employees from responsibility for and waives its entire claim of recovery for (i) any loss or damage to the personal property of Landlord located in the Building, including the Building itself, arising out of any of the perils which are covered by Landlord's property insurance policy, with extended coverage endorsements, or (ii) loss resulting from business interruption or loss of rental income, at the Premises, arising out of any of the perils which are covered by the business interruption or by the loss of rental income insurance policy held by Landlord. Landlord shall cause its insurance carrier(s) to consent to such waiver of all rights of subrogation against Tenant.

19.   INDEMNIFICATION.

      Tenant shall defend, indemnify and hold harmless Landlord, its agents, employees, officers, directors, partners and shareholders from and against any and all liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys' fees and costs, arising out of the use, occupancy, conduct, operation, or management of the Premises by, or the willful misconduct or gross negligence of, Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors. This indemnification shall survive expiration or earlier termination of this Lease. This provision shall not be construed to make Tenant responsible for loss, damage, liability, expense, judgments, demands, causes of action, claims, including reasonable attorney's fees and costs caused by the gross negligence or willful misconduct of Landlord, or its officers, contractors, licensees, agents, employees, invitees, servants, guests or visitors.

20.   ASSIGNMENT AND SUBLETTING.

      20.1 Landlord's Consent. Tenant shall not assign, encumber, mortgage, pledge or license the Premises or this Lease, or sublease all or any part of the Premises, or permit the use of the Premises by any party other than Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. When Tenant requests Landlord's consent to such assignment or sublease, it shall notify Landlord in writing, at least thirty (30) days prior to the commencement date of the proposed sublease or assignment, of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide financial information including financial statements of the proposed assignee or subtenant. Tenant shall also provide Landlord with a copy of the proposed sublet or assignment agreement. Landlord and Tenant hereby acknowledge and agree that Landlord, in determining whether or not to withhold or give its consent, shall consider the following factors as reasonable criteria for its decision: (i) whether the proposed assignee or subtenant has a financial strength similar to that of Tenant as of the commencement of the Lease Term,
(ii) whether the proposed assignee or subtenant has a good business reputation, and (iii) whether the proposed use of the Premises will negatively impact on the value or marketability of the Building or overburden the Common Area facilities of the Building. Landlord shall have the option (to be exercised within fourteen
(14) days after Landlord's receipt of Tenant's request with all required information included) to cancel this Lease or the portion of this Lease that relates to the subleased premises (as applicable) effective as of the commencement date stated in the proposed sublease or assignment. If Landlord shall not exercise its option within the time set forth above, its consent to any proposed assignment or sublease shall be deemed given and Tenant shall then be permitted without any further consent of Landlord to assign or sublet the Premises in accordance with the assignment or sublet agreement provided to Landlord. Nothing contained in this Section 20.1 shall be deemed to prohibit any transfer of any ownership interest in Tenant or to require Landlord's consent thereto.

      20.2 Approved Subleases and Assignments. If Landlord approves an assignment or sublease as herein provided, Tenant shall pay to Landlord, as Additional Rent due under this Lease, as applicable

(i) in the case of a sublease, an overage amount equal to the difference, if any, between the Rent allocable to that part of the Premises affected by such sublease pursuant to this Lease, and the rent paid by the subtenant to Tenant in connection with the sublease which are approved by Landlord in its reasonable discretion, and (ii) in the case of an assignment, an overage amount equal to the consideration, if any, received by Tenant for such assignment. Such overage amounts shall be due and payable by Tenant to Landlord within ten (10) days of Tenant's receipt of payment from the subtenant or assignee. Overage amounts in the case of a sublease shall be calculated and adjusted (if necessary) on a Lease Year (or partial Lease Year) basis, and there shall be no cumulative adjustment for the term. No consent to any assignment or sublease shall constitute a further waiver of the provisions of this Section, and all subsequent assignments or subleases may be made only as set forth in Section
20.1 hereinabove with the prior written consent of Landlord, which consent shall not unreasonably be withheld, conditioned or delayed. An assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder and shall assume all such obligations in writing in a form satisfactory to Landlord in its reasonable discretion, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Any assignment or sublease without Landlord's prior written consent shall be void, and shall, at the option of the Landlord, constitute a default under this Lease.

21.   ADVERTISING/SIGNS.

      Landlord and Tenant acknowledge and agree that Tenant shall have the right to retain the monument sign and the other signage Tenant currently has at the Building. Further, Landlord shall allow Tenant to have one (1) exterior sign on the Building. The exterior sign shall be erected, maintained and removed by Tenant at Tenant's sole cost and expense. The exact location of the exterior sign shall be mutually agreed upon by Landlord and Tenant. Tenant shall not have the right to assign this right to signage to any sublessee, transferee or assignee of this Lease or the Premises, nor may such sublessee, transferee or assignee enjoy the use or benefit of such right (except an assignee or subtenant approved by Landlord in writing). The design, construction, size, color and all other aspects of such exterior signage shall conform with the established sign criteria for the office complex of which the Building is a part and shall be subject to Landlord's prior written consent, which consent may be withheld or conditioned in Landlord's reasonable discretion. Tenant shall promptly repair any damage to the Building resulting from the installation, construction, maintenance or removal of such signage. Upon the expiration of Tenant's right to such signage as provided hereinabove or otherwise upon the termination or expiration of this Lease, Tenant shall promptly remove the signs at its sole cost and expense. Tenant agrees to indemnify and hold Landlord harmless for any cost, expense, loss (normal wear and tear excepted) or other liability associated with the installation, construction, maintenance and removal of the signs. Such signs shall comply with all applicable local government restrictions and shall comply with any rules or guidelines for the Building or surrounding development. Tenant shall not display any other sign, graphics, notice, picture, or poster, or any advertising matter whatsoever, anywhere in or about the Premises or the Building at places visible from anywhere outside or at the entrance to the Premises without first obtaining Landlord's written consent thereto, such consent to be at Landlord's reasonable discretion.

22.   LIENS.

      Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant hereby agrees to indemnify and hold Landlord, its agents, employees, independent contractors, officers, directors, partners, and shareholders harmless from any liability, cost or expense for such liens. Tenant shall cause any such lien imposed to be released of record by payment or posting of the proper bond acceptable to Landlord within thirty (30) days after the earlier of imposition of the lien or written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien at least thirty (30) days prior to the commencement of such work to enable Landlord to post and record a notice of nonresponsibility or other notice deemed proper before commencement of any such work. If Tenant fails to remove any lien within the prescribed thirty (30) day period, then Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amount, including attorneys' fees and costs, shall be deemed Additional Rent. Tenant shall have no power to do any act or make any contract which may create or be the foundation for any lien, mortgage or other encumbrance upon the reversion or other estate of Landlord, or of any interest of Landlord in the Premises.

23.   DEFAULT.

      23.1 Tenant's Default. A default under this Lease by Tenant shall exist if any of the following occurs:

           23.1.1 If Tenant fails to pay Rent, Additional Rent or any other sum required to be paid hereunder within ten (10) days after written notice to Tenant; or

           23.1.2 If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money to Landlord as set forth in Section 23.1.1 above, and Tenant fails to cure such breach within thirty (30) days after written notice from Landlord where such breach could reasonably be cured within such thirty (30) day period; provided, however, that where such failure could not reasonably be cured within the thirty (30) day period, that Tenant shall not be in default if it commences such performance within the thirty (30) day period and diligently thereafter prosecutes the same to completion, such grace period not to exceed a maximum of forty-five (45) days in the aggregate, and no such grace period to be permitted in the event of any one or more of the following: (i) there exists a risk of prosecution of the Landlord, (ii) there exits a reasonable possibility of danger to the health or safety of the Landlord, the Tenant, Tenant's invitees, or any other occupants of, or visitors to, the Building, (iii) the default relates to the maintenance of insurance obligations, (iv) the default relates to the assignment and subletting provisions, and (v) the default relates to a violation of Section 5.2 of this Lease; the determination as to whether or not any such conditions exist to be made in Landlord's reasonable discretion; and

           23.1.3 If Tenant or any guarantor of this Lease shall (i) make an assignment for the benefit of creditors, (ii) acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension or insolvency proceedings, (iii) seek, consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of any guarantor of this Lease and of all or any part of Tenant's or such guarantor's property, (iv) file a petition seeking an order for relief under the Bankruptcy Code, as now or hereafter amended or supplemented, or by filing any petition under any other present or future federal, state or other statute or law for the same or similar relief, or (v) fail to win the dismissal, discontinuation or vacating of any involuntary bankruptcy proceeding within thirty (30) days after such proceeding is initiated; or

           23.1.4 If Tenant shall have abandoned or vacated all or substantially all of the Premises for more than ninety (90) consecutive days after written notice by Landlord to Tenant.

      23.2 Remedies. Upon the occurrence of any of such events of default described in Section 23.1 above, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

           23.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages to rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages.

           23.2.2 Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, and relet the Premises and receive the Rent therefor.

           23.2.3 Enter upon the Premises, without being liable for prosecution or any claim for damages therefore, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur by thus effecting compliance with Tenant's obligations under this Lease.

           23.2.4 After obtaining a judgment or an order from a court with jurisdiction, alter all locks and other security devices at the Premises without terminating this Lease.

           23.2.5 Notwithstanding anything to the contrary contained herein, Tenant shall retain for all times to which the terms of the Lease apply all rights and privileges accorded a commercial Tenant under the law, statutory and otherwise, of the Commonwealth of Virginia and nothing contained herein shall be deemed a waiver of any said rights or privileges. Notwithstanding anything to the contrary contained herein, so long as Tenant is occupying the Premises, no act which would deny Tenant possession of the Premises or access thereto shall be taken by Landlord unless Landlord has, prior to taking such action, obtained the right to do so from a court with jurisdiction.

      23.3 Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Tenant's property within the Premises. All claims for damages by reason of such reentry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any reentry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings and Landlord shall not be liable to trespass or otherwise.

      23.4 In the event Landlord elects to terminate the Lease by reason of an event of default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of all rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the difference between the total present value of the rental hereunder for the remaining portion of the Lease Term (had such term not been terminated by Landlord prior to the date of expiration stated in Section 1.3 and the then present value of the then fair rental value of the Premises for such period.

      23.5 Subject to the provisions of Section 1.3, in the event that Landlord elects to repossess the Premises without terminating the Lease, then Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the Lease Term until the date of expiration of the term as stated in Section 1.3 diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided below). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasion, without the necessity of Landlord's waiting until expiration of the Lease Term.

      23.6 In case of any event of default or breach by Tenant, Tenant shall also be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, in addition to any sum provided to be paid above, brokers' fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the costs of removing and storing Tenant's or other occupant's property; the reasonable costs of repairing, altering, remodelling or otherwise putting the Premises into condition acceptable to a new tenant or tenants; and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies including reasonable attorney's fees.

      23.7 In the event of termination or repossession of the Premises for an event of default, Landlord shall make commercially reasonable efforts to mitigate damages to relet or to attempt to relet the Premises, or any portion thereof, or to collect rental after reletting; and in the event of reletting, Landlord may relet the whole or any portion of the Premises for any period to any tenant and for any use and purpose.

           23.7.1 If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees, to pay Landlord, upon demand, all costs, expenses and disbursements (including reasonable attorney's fees) incurred by Landlord in taking such remedial action.

      23.8 In the event that Landlord shall have taken possession of the Premises pursuant to the authority herein granted then Tenant shall have a reasonable period of time (not to exceed fifteen (15) days) in which to remove its furniture, fixtures, equipment and other property located on the Premises, and if Tenant fails to do so within such reasonable period then Landlord shall have the right to all or any portion of such furniture, fixtures, equipment and other property located thereon and to place same in storage at any premises within the County in which the Premises is located; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument's copy of Tenant's or Tenant's predecessor's signature thereon and without the necessity of Landlord making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

24.   SUBORDINATION AND ATTORNMENT.

      Tenant accepts this Lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the Improvements situated thereon, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage, provided, however, that so long as Tenant is not in default, this

Lease shall not be divested, terminated or in any way affected by foreclosure of mortgage or deed of trust, or deed in lieu of foreclosure. Tenant shall execute and deliver to Landlord a Subordination, Non-Disturbance and Attornment Agreement in the form attached hereto as Exhibit F (the "SNDA") in order to confirm the foregoing subordination within ten (10) days after Landlord's written request. If Tenant does not provide Landlord with the SNDA within ten
(10) days after Landlord's written request, then Tenant hereby authorizes Landlord to execute such subordination documents acting as duly authorized agent for Tenant.

25.   SURRENDER OF POSSESSION.

      Upon expiration of the Lease Term, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear excepted, all to the reasonable satisfaction of Landlord. If the Premises are not surrendered in accordance with the terms of this Lease, Tenant shall indemnify Landlord and its agent, employees, independent contractors, officers, directors, partners, and shareholders against any loss or liability including reasonable attorneys' fees and costs, and including liability to succeeding tenants, resulting from delay by Tenant in so surrendering the Premises. This indemnification shall survive termination of this Lease.

26.   NON-WAIVER.

      Waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition(s), or any subsequent breach of the same or any other term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

27.   HOLDOVER.

      If Tenant shall, without the written consent of Landlord, hold over after the expiration of the Lease Term, Tenant shall be deemed a tenant at sufferance, which tenancy may be terminate as provided by applicable state law. During such tenancy, Tenant agrees to pay to Landlord, each month, one hundred twenty-five percent (125%) of the Rent and Additional Rent payable by Tenant for the last month of the Lease Term. Tenant shall give to Landlord thirty (30) days prior written notice of any intention to quit the Premises. Tenant shall be entitled to thirty (30) days prior written notice to quit the Premises, except in the event of non-payment of Rent in advance or the breach of any other covenant or the existence of a default, or upon expiration of the Lease Term as provided herein, in which event Tenant shall not be entitled to any notice to quit, the usual notice to quit being hereby expressly waived.

28.   CONDEMNATION.

      If twenty percent (20%) or more of the Premises or of such portion of the Building as may be required for the reasonable use of the Premises, are taken by eminent domain or sale under threat of condemnation by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority, and all Rent, Additional Rent, and other payments shall be paid to that date. Landlord reserves all rights to damages to the Premises for any partial or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of Tenant's leasehold interest or for interference with Tenant's business. Tenant shall have the right to claim and recover separately from the condemning authority compensation for any loss which Tenant may incur for Tenant's moving expenses, business interruption or taking of Tenant's personal property (not including Tenant's leasehold interest).

29.   NOTICES.

      All notices and demands which may be required or permitted to be given to either party hereunder shall be in writing, and shall be delivered personally, by telecopy (with confirming copy by United States certified mail) or sent by United States certified mail, postage prepaid, return receipt requested, or by Federal Express or other reputable overnight carrier, to the addresses set out in Section 1.6, and to such other person or place as each party may from time to time designate in a notice to the other. Notice shall be deemed given upon the earlier of actual receipt, refusal of delivery or on the date which is three (3) days after the date of mailing.

30.   MORTGAGEE PROTECTION.

      Tenant agrees to give any mortgagee(s) and/or trust deed holder(s), by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the addresses of such mortgagee(s) and/or trust deed holder(s). Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee(s) and/or trust deed holder(s) shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder(s) has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event Tenant shall not have the right to pursue any claim against Landlord, such mortgagee and/or such trust deed holder(s), including but not limited to any claim of actual or constructive eviction, so long as such remedies are being so diligently pursued.

31.   COSTS AND ATTORNEYS' FEES.

      If either party shall bring any action against the other, arising out of this Lease, including any suit by Landlord for the recovery of Rent, Additional Rent or other payments hereunder, or possession of the Premises, the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs in such suit, at trial and on appeal, and such attorneys' fees and costs shall be deemed to have accrued on the commencement of such action.

32.   BROKERS.

      Landlord and Tenant represent and warrant to each other that neither Landlord nor Tenant nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Trammell Crow Real Estate Services, Inc. who represented Landlord (and who shall be paid by Landlord pursuant to a separate agreement) in the negotiating or making of this Lease and Landlord and Tenant agree to indemnify and hold each other and the others' agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims and losses, including reasonable attorneys fees and costs, incurred by such party in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease.

33.   LANDLORD'S LIABILITY AND DEFAULT.

      Anything in this Lease to the contrary notwithstanding covenants, undertakings and agreements herein made on the part of the Landlord are made and intended not for the purpose of binding Landlord personally or the assets of Landlord but are made and intended to bind only the Landlord's interest in the Premises and Building, as the same may, from time to time, be encumbered and no personal liability shall at anytime be asserted or enforceable against Landlord or its stockholders, officers or partners or their respective heirs, legal representatives, successors and assigns on account of this Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease. In addition, in no event shall Landlord be in default of this Lease unless Tenant notifies Landlord of the precise nature of the alleged breach by Landlord, and Landlord fails to cure such breach within thirty (30) days after the date of Landlord's receipt of such notice (provided that if the alleged breach is of such a nature that it cannot reasonably be cured within such thirty (30) day period, then Landlord shall not be in default if Landlord commences a cure within such thirty (30) day period and diligently thereafter prosecutes such cure to completion). In the event that Landlord does not cure the default within such thirty (30) day period or does not diligently proceed to cure such default if such default is not capable of being cured with such thirty (30) day period, Tenant shall have the right to cure such default on Landlord's behalf and Landlord shall promptly reimburse Tenant for all reasonable, out-of-pocket expenses incurred by Tenant in connection with such cure.

34.   ESTOPPEL CERTIFICATES.

      Tenant shall, from time to time, within thirty (30) days of Landlord's written request, execute, acknowledge and deliver to Landlord or its designee a written statement stating: the date this Lease was executed and the date it expires; the date the Tenant entered occupancy of the Premises; the amount of Rent, Additional Rent and other charges due hereunder and the date to which such amounts have been paid; that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by the Landlord have been satisfied (or specifying any such conditions that have not been satisfied); that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (or specifying any such contributions that have not been received); that on this date there are no existing defenses or offset which the Tenant has against the enforcement of this Lease by the Landlord; that no Rent has been paid more than one (1) month in advance; that no security has been deposited with Landlord (or, if so, the amount thereof); or any other matters evidencing the status of this Lease, as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage against the Building, or a purchaser of the Building. Landlord and Tenant hereby approve the form of the Estoppel Certificate attached hereto as Exhibit E. It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Building. If Tenant fails to respond within ten (10) business days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee. Landlord shall, from time to time, within thirty (30) days of Tenant's written request, execute, acknowledge and deliver to Tenant or its designee a written statement stating such factual matters with respect to the Lease as Tenant may reasonably request.

35.   FINANCIAL STATEMENTS.

      Within fifteen (15) days after Landlord's request (but no more often than two (2) times in a calendar year), Tenant shall deliver to Landlord the current financial statements of Tenant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. The financial statements and the information contained therein shall be kept in strict confidence by Landlord and its management company and shall not be disclosed or otherwise disseminated to any other party except any current or potential mortgagee or purchaser of the Building which current or potential mortgagee or purchaser shall execute, at Tenant's request, a confidentiality agreement in favor of Tenant in form and substance reasonably satisfactory to Tenant. Landlord hereby agrees to indemnify Tenant for any loss, damage, claim or demand suffered by Tenant as a result of a breach by Landlord of its covenants and agreements contained in this Article 35 by reason of Landlord's gross negligence or wilful misconduct.

36.   TRANSFER OF LANDLORD'S INTEREST.

      In the event of any transfer(s) of Landlord's interest in the Premises or the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, and Tenant agrees to attorn to the transferee.

37.   RIGHT TO PERFORM.

      If Tenant shall fail to pay any sum of money, other than Rent and Additional Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and (except in the event of emergency in which case no grace or cure period shall be applicable or required) such failure shall continue for ten (10) days, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this section as in the case of default by Tenant in the payment of Rent. All sums paid by Landlord and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after such payment by Landlord, together with interest thereon at the maximum rate of interest permitted by law from such date to the date of payment.

38.   SUBSTITUTED PREMISES.

      [Intentionally Omitted]

39.   SALES AND AUCTIONS.

      Tenant may not display or sell merchandise outside the exterior walls and doorways of the Premises and may not use such areas for storage. Tenant agrees not to install any exterior lighting, amplifiers or similar devices in or about the Premises. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceedings.

40.   ACCESS TO ROOF.

      Except as set forth in this Section 40, Tenant shall have no right of access to the roof of the Premises or the Building.

      40.1 Rooftop Equipment. Tenant may install, at its sole cost, certain additional HVAC and utility equipment (the "Rooftop Equipment") on the roof of the Building, subject to Landlord's prior written approval, not to be unreasonably withheld, of plans and specifications for the Rooftop Equipment and the type and placement of all cabling and wiring ancillary thereto. Landlord shall not charge Tenant Additional Rent for the use of space on the roof for the Rooftop Equipment. Tenant shall be responsible for obtaining and maintaining all approvals, permits and licenses required by Fairfax County, Reston or any federal, state or local government for installation and operation of the Rooftop Equipment and shall pay all fees attendant thereto. If the Rooftop Equipment is installed, Tenant shall have sole responsibility for the maintenance, repair and replacement thereof and of all cabling and wiring ancillary thereto and Tenant will be responsible for bearing the costs to repair any damage cause to the roof or Building by the installation of the Rooftop Equipment.

Additionally, Tenant covenants and agrees that:

      (a) The Rooftop Equipment shall not unreasonably interfere with the standard use of the Building by other tenants;

      (b) Tenant shall fully insure against damage occasioned by the installation and/or operation of the Rooftop Equipment;

      (c) Landlord shall retain the right to designate the placement of the Rooftop Equipment and to require such reasonable "screening" type improvements to the Building, as may be required to maintain its cosmetic appearance;

      (d) If Tenant accesses the roof without a designated representative of Landlord, the burden of proof for any damages subsequent to such access shall be upon Tenant;

      (e) Tenant agrees to indemnify Landlord (and its agents, employees, officers, representatives and shareholders) and hold Landlord (and its agents, employees, officers, representatives and shareholders) harmless from all loss, cost, damage and expense, including reasonable attorneys fees, incurred by Landlord (and its agents, employees, officers, representatives and shareholders) as a result of the installation, maintenance, presence, use or removal of any Rooftop Equipment; and

      (f) Tenant's rights to install, operate and maintain the Rooftop Equipment as contained in this provision shall not be transferable or assignable to an assignee or subtenant (except to an assignee or subtenant that was approved by Landlord in writing) without the express written consent of Landlord which can be granted or withheld in Landlord's sole discretion.

      40.2 Roof Improvements. Tenant may, at its sole cost and expense, construct certain improvements on the roof of the Building (the "Roof Improvements") subject to Landlord's prior written approval, not to be unreasonably withheld, of Tenant's plans and specifications. The Roof Improvements shall be substantially similar to the roof improvements made by Tenant at the 3725 Concorde Parkway building. The Roof Improvements shall be in a location reasonably agreed upon by Landlord and Tenant. Landlord reserves the right to require Tenant, at its cost and expense, to screen the Roof Improvements to maintain the Building's appearance. The plans and specifications and the Roof Improvements, after construction, shall comply with all applicable federal, state and local laws, rules, regulations and ordinances. Tenant shall be solely responsible for obtaining all required approvals, permits and licenses with respect to the construction and operation of the Roof Improvements. At the expiration of earlier termination of this Lease, Tenant shall promptly remove the Roof Improvements and all cabling and wiring ancillary thereto, shall restore the roof of the Building to the condition that existed prior to the installation of the Roof Improvements and shall be responsible for all damage to the roof or the Building in connection with such removal.

      40.3 Additional Roof Improvements. Landlord acknowledges that Tenant may request that Tenant be allowed to construct additional Roof Improvements and Landlord hereby agrees to reasonably consider such request.

41.   SECURITY.

      Tenant hereby agrees to the exercise by Landlord and its agents and employees, within their sole discretion, of such security measures as it deems necessary for the Building. Landlord hereby acknowledges that Tenant shall employ such security measures with respect to the interior of the Premises as Tenant deems reasonably necessary.

42.   AUTHORITY OF TENANT.

      If Tenant is a corporation or partnership, each individual executing this Lease on behalf of said corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation or partnership, and that this Lease is binding upon said corporation or partnership.

43.   NO ACCORD OR SATISFACTION.

      No payment by Tenant or receipt by Landlord of a lesser amount than the Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sum and to pursue any other remedy provided in this Lease.

44.   MODIFICATION FOR LENDER.

      [Intentionally Omitted]

45.   PARKING.

      Tenant shall have the right to park in the Building parking facilities in common with other tenants of the Building upon such terms and conditions, established by Landlord at any time during the term of this Lease. Landlord shall provide Tenant the nonexclusive right to ninety-eight (98) parking spaces. Landlord shall not charge Tenant a parking fee at any time during the Lease Term or any extensions or renewals thereof. In the event Tenant occupies additional space in the Building, Tenant shall have the right to park additional automobiles in the Building's parking lot based on the ratio of three (3) parking spaces for each additional one thousand (1,000) square feet leased. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming overburdened and to allocate and assign parking spaces among Tenant and other tenants, and to reconfigure the parking area and modify the existing ingress to and egress from the parking area as Landlord shall deem appropriate.

46.   GENERAL PROVISIONS.

      46.1 Acceptance. This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

      46.2 Joint Obligation. If there be more than one Tenant, the obligations hereunder imposed shall be joint and several.

      46.3 Marginal Headings, Etc. The marginal headings, Table of Contents, lease summary sheet and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

      46.4 Choice of Law. This Lease shall be governed by and construed in accordance with the laws of the State in which the Premises are located (without regard to the choice of law and/or conflict of law principles applicable in such State).

      46.5 Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

      46.6 Recordation. Except to the extent otherwise required by law, neither Landlord nor Tenant shall record this Lease, but a short-form memorandum hereof may be recorded at the request of Landlord at Landlord's sole cost and expense.

      46.7 Quiet Possession. Upon Tenant's paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the Lease Term hereof, free from any disturbance or molestation by Landlord, or anyone claiming by, through or under Landlord, but in all events subject to all the provisions of this Lease.

      46.8 Inability to Perform. This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, and Landlord's obligation shall be excused during the period in which it is unable to fulfill such obligations, if and to the extent such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord, which may be referred to in this Lease as "Force Majeure." Tenant's obligations hereunder (other than the payment of Rent, Additional Rent or any other sum) shall be excused during the period in which Tenant is unable to fulfill such obligations if and to the extent such inability or delay is due to Force Majeure.

      46.9 Partial Invalidity. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision(s) shall remain in full force and effect.

      46.10 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

      46.11 Entire Agreement. This Lease together with the Exhibits attached hereto, contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect. The Exhibits attached hereto are incorporated herein and made a part of this Lease by this reference.

      46.12 Survival. All indemnities set forth in this Lease shall survive the expiration or earlier termination of this Lease.

      46.13 Consents. If any provision of this Lease subjects any action, inaction, activity or other right or obligation of Tenant to the prior consent or approval of Landlord, Landlord shall be deemed to have the right to exercise its sole and unfettered discretion in determining whether to grant or deny such consent or approval, unless the provision in question states that Landlord's consent or approval "shall not be unreasonably withheld", in which event Landlord's consent shall be subject to Landlord's sole, but reasonable, discretion.

      46.14 Saving Clause. In the event (but solely to the extent) the limitations on Landlord's liability set forth in Section 8.2 of this Lease would be held to be unenforceable or void in the absence of a modification holding the Landlord liable to Tenant or to another person for injury, loss, damage or liability arising from Landlord's omission, fault, negligence or other misconduct on or about the Premises, or other areas of the Building appurtenant thereto or used in connection therewith and not under Tenant's exclusive control, then such provision shall be deemed modified as and to the extent (but solely to the extent) necessary to render such provision enforceable under applicable law. The foregoing shall not affect the application of Article 33 of this Lease to limit the assets available for execution of any claim against Landlord.

      46.15 Reservation. Nothing herein set forth shall be deemed or construed to restrict Landlord from making any modifications to any of the parking and/or common areas serving the Building and/or Premises as of the date of execution hereof, and

Landlord expressly reserves the right to make any modifications to such areas as Landlord may deem appropriate, including but not limited to, the addition or deletion of temporary and/or permanent improvements therein, and/or the conversion of areas now dedicated for the non-exclusive common use of tenants (including Tenant) to the exclusive use of one (1) or more tenants or licensees within the Building.

47.   RULES AND REGULATIONS.

      Tenant agrees to comply with the Rules and Regulations attached hereto as Exhibit D, and with any reasonable additions thereto and modifications thereof adopted from time to time by Landlord and delivered to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants of the Building.


48.   LANDLORD'S LIEN.

      [Intentionally Omitted]

49.   WAIVER OF JURY TRIAL.

      Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease, or the use and occupancy of the Premises.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

                                    LANDLORD:

                                    AVION (FAIRFAX) ASSOCIATES, L.P.

                                    By:   Trammell Crow Real Estate  Services,
                                          Inc., agent


                                          By:       [SIG]
                                             ----------------------------

                                          Name:         [SIG]
                                               --------------------------

                                          Title: SENIOR VICE PRESIDENT
                                                -------------------------


                                     TENANT:

                                     FUISZ TECHNOLOGIES LTD., a Delaware
                                     corporation


                                     By:   /s/ RICHARD C. FUISZ
                                           -----------------------------

                                     Name:     RICHARD C. FUISZ
                                           -----------------------------

                                     Title:    CHAIRMAN & CEO
                                           -----------------------------

                                    EXHIBIT A

                      LOCATIONS AND DIMENSIONS OF PREMISES

         [To be provided by Trammell Crow Real Estate Services, Inc.]

                                    EXHIBIT B

                              SPECIAL STIPULATIONS


      These Special Stipulations are hereby incorporated into this Lease and in the event they conflict with any provision of this Lease, the Special Stipulations shall control.

1.    Rent.

      During the Lease Term, Tenant shall pay Base Rent as follows:

Months of the            Base Rent Rate Per Rentable       Monthly Rent Payment
Lease Term               Square Foot Per Annum               (Base Rent only)
----------               ---------------------------         ----------------

Lease Commencement
Date - 03/31/97                 ---                           $23,907.63
04/01/97 - 11/30/97             ---                            24,206.35
12/01/97 - 03/31/98             ---                            24,624.96
04/01/98 - 11/30/98             ---                            24,932.64
12/01/98 - 11/30/99          $ 9.28                            25,127.92
12/01/99 - 11/30/00            9.56                            25,886.09
12/01/00 - 11/30/01            9.85                            26,671.34
12/01/01 - 11/30/02           10.14                            27,456.59
12/01/02 - 11/30/03           10.44                            28,268.91
12/01/03 - 11/30/04           10.76                            29,135.39
12/01/04 - 07/31/05           11.08                            30,001.87

      B. Base Rent during a Renewal Term (as that term is defined in Paragraph No. 2 of this Exhibit B), if Tenant exercises its renewal option in accordance with this Lease, shall be determined in accordance with Paragraph No. 2 of this Exhibit B.

2. Renewal Option. Provided that (i) both at the time of the exercise of the option hereinafter set forth and at the time of commencement of the Renewal Term (as hereinafter defined) this Lease is in full force and effect and provided further that Tenant is not then in default hereunder beyond the expiration of any applicable notice and cure period provided for in this Lease and (ii) Tenant is in occupancy of at least fifty percent (50%) of the Premises for the purpose of conducting its own business, Tenant is hereby granted the option to renew the Lease Term for one (1) additional period of sixty (60) months each (a "Renewal Term"), such Renewal Term to commence at the expiration of the initial Lease Term. Tenant shall exercise its option to renew by delivering notice of such election (the "Renewal Notice") to Landlord not less than nine (9) months prior to the expiration of the initial Lease Term. In the event that Landlord does not receive the Renewal Notice prior to the expiration of such time period (time being of the essence with respect thereto), then such option to renew the Lease Term shall, upon the expiration of such time period, become null and void and be of no further force or effect and Tenant shall, at the request of Landlord, execute an instrument in form and substance acceptable to Landlord confirming such facts. The Renewal Term shall be upon the same terms and conditions of this Lease except that the Base Rent during the Renewal Term shall be at an annual rate equal to ninety five percent (95%) of the then current fair market rental rate for leases comparable to this Lease for space comparable to the Premises in the Building taking into account such factors as tenant improvement allowances, rent concessions, and rental escalations (the "FMR"). The FMR shall be determined by Landlord and Tenant by mutual agreement; however, if Landlord and Tenant cannot agree in writing on the FMR within ten
(10) days after Tenant's notice of its election to renew, the FMR shall be determined by the Three Broker Method set forth below. Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term, and the Premises shall be delivered in their existing condition (on an "as is" basis) at the time the Renewal Term commences.

      The "Three Broker Method" shall operate as follows: The FMR shall be based upon ninety-five percent (95%) of the current fair market rental rate for comparable space in comparable buildings in the Chantilly, Virginia area, (taking into account concessions which are being offered in the marketplace) which shall be determined by a board of three (3) licensed real estate brokers, one of whom shall be named by Landlord, one by Tenant, and the two so appointed shall select a third broker. Each member of the board of brokers shall be licensed in Virginia as a real estate broker, specializing in the field of commercial office leasing in the Chantilly area of Virginia, having no less than ten (10) years' experience in such field, and recognized as ethical and reputable within the field. Landlord and Tenant agree to make their appointments promptly after Landlord and Tenant are unable to agree upon the FMR. The two (2) brokers selected by Landlord and Tenant shall select the third broker within ten
(10) days after they both have been appointed, and each broker, within fifteen
(15) days after the third broker is elected, shall submit his or her determination of the FMR. The FMR shall be the determination of the broker that is not the highest or the lowest (or, if two brokers reach an identical determination, the determination of such two brokers). Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the third broker.

   The FMR shall be the Base Rent with respect to the Premises during the first year of the Renewal Term and shall thereafter escalate during the remainder of the Renewal Term at three percent (3%) per annum over the prior year's Base Rent.

3. Cancellation Option. Notwithstanding anything to the contrary contained in this Lease, provided Tenant is not in default hereunder, Tenant shall have the option to terminate this Lease, effective as of July 31, 2003 (the "Cancellation Date") by providing Landlord with written notice of such option election (the "Cancellation Notice"). Such Cancellation Notice shall be effective only if it is given to Landlord at least six (6) months prior to the Cancellation Date (the "Cancellation Notice Deadline"); accordingly, if Tenant has not given its Cancellation Notice to Landlord prior to the Cancellation Notice Deadline, the Cancellation Option shall terminate and be of no further force or effect. As a condition precedent to the cancellation of this Lease pursuant to the provisions of this paragraph, Tenant shall pay to Landlord $35,000 as a cancellation fee which shall be payable by Tenant to Landlord at least thirty (30) days prior to the Cancellation Date. It is hereby acknowledged that any such amount required to be paid by Tenant in connection with such early termination is not a penalty but a reasonable pre-estimate of the loss incurred by Landlord as a result of such early termination of this Lease (which loss is impossible to calculate more precisely) and, in that regard, constitutes liquidated damages with respect to such loss. Tenant shall continue to be liable for its obligations under this Lease to and through the Cancellation Date, including, without limitation, Additional Rent that accrues pursuant to the terms of the Lease, with all of such obligations surviving the early termination of the Term of this Lease. The rights granted to Tenant under this paragraph are personal to Tenant, and in the event of any assignment of this Lease or sublease by Tenant (except to an assignee which is approved by Landlord in writing), this Cancellation Option shall thenceforth be void and of no further force or effect.

4. Right of First Refusal. Landlord hereby grants to Tenant an on-going right of first refusal (the "Right of First Refusal") to lease any other space in the Building which becomes available for lease (the "Refusal Space") during the term of this Lease. If Landlord receives a bona fide offer to lease all or any part of the Refusal Space which Landlord intends to accept or if Landlord makes a bona fide offer to lease all or any part of the Refusal Space which the prospective tenant intends to accept, then Landlord shall deliver written notice of such offer to Tenant (the "Refusal Notice") and Tenant shall have the right to exercise the Right of First Refusal upon the terms and conditions set forth in such Refusal Notice, within ten (10) business days after receipt of the Refusal Notice. If Tenant fails to timely exercise its Right of First Refusal, Tenant shall be deemed to have rejected the Refusal Space designated in the Refusal Notice and Landlord shall have the right to lease the Refusal Space to the third party upon terms and conditions set forth in the Refusal Notice. In the event Tenant accepts Landlord's offer, Tenant shall execute a new lease for the Refusal Space under the terms and conditions set forth in the Refusal Notice. If Tenant fails to or elects not to exercise the Right of First Refusal and the third party prospective tenant does not lease the Refusal Space, the Refusal Space shall again become subject to the Right of First Refusal herein contained as to any subsequent third party offer submitted to Landlord. In the event Tenant fails to or elects not to exercise the Right of First Refusal and the third party prospective tenant does lease the Refusal Space, if the Refusal Space again becomes available for lease, then the Refusal Space shall again become subject to the Right of First Refusal.

5. Termination of Existing Leases. This Lease shall act as a termination and replacement of the following: (i) Lease Agreement dated December 10, 1993 with respect to a portion of the Premises (9,093 rsf commonly known as Premises A) and (ii) Lease Agreement dated December 10, 1993 with respect to a portion of the Premises (7,929 rsf commonly known as Premises C) (collectively, the "Existing Leases") effective as of the Lease Commencement Date.

                                    EXHIBIT C

                                   WORK LETTER


                             [Intentionally Omitted]

                                    EXHIBIT D

                              RULES AND REGULATIONS


1. The sidewalks in front of Premises shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress from and to Tenant's offices. Tenant shall remove promptly, at its own expense, without the use of chemical agents, any debris from the sidewalks in front of Premises. Landlord shall in all cases obtain the right to control or prevent access thereto by any person whose presence, in Landlord's judgment, would be prejudicial to the safety, peace, character or reputation of the Building or of any Tenant of the Property.

2. The toilet rooms, water closets, sinks, faucets, plumbing and other service apparatus of any kind shall not be used by Tenant for any purpose other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by Tenant.

3. No skylight, window, door or transom of the Building shall be covered or obstructed by Tenant, and no window shade, blind, curtain, screen, storm window, awning or other material shall be installed or placed on any window or in any window space, except as approved in writing by Landlord. If Landlord has installed or hereafter installs any shade, blind or curtain in the Premises, Tenant shall not remove it without first obtaining Landlord's written consent thereto.

4. No sign, lettering, insignia, advertisement, notice or other thing shall be inscribed, painted, installed, erected or placed in any portion of the Premises which may be seen from outside the Building, or on any window, space or other part of the exterior or interior of the Building, unless first approved in writing by Landlord. Names on suite entrances shall be provided by and only Landlord and at Tenant's expense, using in each instance lettering of a design and in a form consistent with the other lettering in the Building, and first approved in writing by Landlord. Tenant shall not erect any stand, booth or showcase or other article or matter in or upon the Premises and/or the Building without first obtaining Landlord's written consent thereto.

5. Tenant shall not place any additional lock upon any door within the Premises or elsewhere upon the Property, without Landlord's prior written approval, such approval not to be unreasonably withheld, and shall surrender all keys for all such locks, at the end of the Term. Landlord shall provide Tenant with one set of keys to the Premises when Tenant assumes possession thereof.

6. Tenant shall not do or permit to be done anything which obstructs or interferes with the rights of any other tenant or the Property. Tenant shall not keep anywhere within the Property any matter having an offensive odor, or any kerosene, gasoline, benzine, camphene, fuel or other explosive or highly flammable material except for small amounts of chemicals used in Tenant's ordinary course of business, stored in a safe manner meeting all regulations and standards including, but not limited to, fire marshall codes/environmental protection agency rules, regulations and standards and OSHA requirements and for which Tenant is reasonably insured. No bird, fish or other animal shall be brought into or kept in or about the Premises.

7. If Tenant desires to install signalling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices within the Premises, Tenant shall need Landlord's prior written approval, such approval shall not be unreasonably withheld. Landlord shall have the right (a) to prevent or interrupt the transmission of excessive, dangerous or annoying current of electricity or otherwise into or through the Building or the Premises,
      (b) to require the changing or wiring connections or layout at Tenant's expense, to the extent that Landlord may reasonably deem necessary, (c) to require compliance with such reasonable rules as Landlord may establish relating thereto, and (d) in the event of noncompliance with such requirements or rules, immediately to cut wiring or do whatever else it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. Each wire installed by Tenant must be clearly tagged at each distributing board and junction box and elsewhere where required by Landlord with the number of the office to which such wire leads and the purpose for which it is used, together with the name of Tenant or other concern, if any, operating or using it.

8. Tenant shall have access to the Premises at all reasonable times. Landlord shall in no event be responsible for admitting or excluding any person from the Premises. In case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty, Landlord shall have the right to bar or limit access to the Building to protect the safety of occupants or the Property, or any property within the Property.

9. Tenant and its employees, agents and invitees shall observe and comply with the driving and parking signs and markers on the Premises surrounding the Building.

10. Landlord shall have the right to rescind, suspend or modify the Rules and Regulations and to promulgate such other Rules or Regulations as, in Landlord's reasonable judgment, are from time to time needed for the safety, care, maintenance, operation or cleanliness of the Building, or for the preservation of good order therein. Upon Tenant's having been given notice to the taking of any such action, the Rules and Regulations as so rescinded, suspended, modified or promulgated shall have the same force and effect as if in effect at the time at which Tenant's Lease was entered into (except that nothing in the Rules and Regulations shall be deemed in any way to alter or impair any provision of such Lease).

11. The use of any room within the Building as sleeping quarters is strictly prohibited at all times.

12. Nothing in these Rules and Regulations shall give any Tenant any right or claim against Landlord or any other person if Landlord does not enforce any of them against any other Tenant or person (whether or not Landlord has the right to enforce them against such Tenant or person), and no such nonenforcement with respect to any tenant shall constitute a waiver of the right to enforce them as to Tenant or any other Tenant person. Notwithstanding anything above to the contrary, Landlord will enforce the Rules and Regulations uniformly with all tenants.

                                    EXHIBIT E

                           TENANT ESTOPPEL CERTIFICATE


Date:       _________________, 19__

To:         Allstate Life Insurance Company ("Lender")
            Allstate Plaza West M2C
            3100 Sanders Road
            Northbrook, Illinois 60062
            Attn:  Commercial Mortgage Division


From:       Fuisz Technologies Ltd. ("Tenant")
            3701 Concorde Parkway
            Chantilly, Virginia  22021

Re:         Multiple Suites, 3701 Concorde Parkway, Chantilly,
            Virginia 22021 (the "Property")


      The undersigned lessee ("Tenant") under that certain lease dated ______________, 1997, amended ____________, 19__ and ______________, 19__
("Lease") by and between Tenant and Avion (Fairfax) Associates, L.P., as lessor ("Landlord") covering premises commonly known as Flex I Building (the "Premises") certifies the following as of the date hereof:

      a. Tenant is the lessee under the Lease demising the Premises. The term of the Lease commenced on February 1, 1997 and will expire on July 31, 2005.

      b. Tenant certifies to Lender that: (a) the Lease has been properly executed by Tenant and is presently in full force and effect without amendment or modification except as noted in the first paragraph; (b) the Premises consists of 32,493 rentable square feet; (c) the current monthly Base Rent is $____________ and the current annual Base Rent is $______________; (d) all construction required by the Lease to be made by Landlord has been completed and any payments, credits or abatements required to be given by Landlord to Tenant have been given; (e) no installment of Rent under the Lease other than current monthly Rent has been paid more than thirty (30) days in advance; (f) Tenant is not in arrears on any Rent or other charges payable by Tenant under the Lease;
(g) Tenant has accepted and is occupying the Premises; (h) the Lease has not been assigned nor the Premises subleased by Tenant; (i) to Tenant's knowledge, Landlord is not in default under the Lease and, to Tenant's knowledge as of the date hereof, no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Landlord; (j) to Tenant's knowledge, Tenant has no existing defenses, offsets, liens, claims or credits against the rentals under the Lease or against the enforcement of the Lease by Landlord; (k) Tenant has not been granted any options to extend or terminate the term of the Lease earlier than the date specified in paragraph 1, except as may be specified in the Lease, and Tenant has not been granted any options nor rights of first refusal to purchase the Premises or the Property; and (l) Tenant has not received notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises or the Property.

      c. This certification is made with the knowledge that the Lender is about to provide Landlord with financing which shall be secured by a Deed of Trust, Security Agreement and Assignment of Rents, Leases and Contracts ("Mortgage") upon the Property. Tenant further acknowledges and agrees that Lender and Lender's respective successors and assigns holding the Mortgage at any time after the date of this Certificate shall have the right to rely on the information contained in this Certificate.

      7. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

                                     FUISZ TECHNOLOGIES LTD., a Delaware
                                      corporation


                                     By:
                                        -------------------------------

                                     Its:
                                         ------------------------------

                                    EXHIBIT F

            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT



RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

[RETURN TO ALLSTATE'S OUTSIDE COUNSEL]

--------------------------------

--------------------------------

--------------------------------

--------------------------------


      THIS AGREEMENT is dated the ____ day of _________, 19__, between ALLSTATE LIFE INSURANCE COMPANY ("Lender") and FUISZ TECHNOLOGIES LTD., a Delaware corporation ("Tenant").

                                    RECITALS:

      1. Tenant has executed that certain lease dated __________, 1997 (the "Lease") with Avion (Fairfax) Associates, L.P., as lessor ("Landlord"), covering the Premises in that certain building located at 3701 Concorde Parkway, Chantilly, Virginia 22021 (the "Property") and more particularly described in Exhibit A attached hereto and made a part hereof, by this reference; and

      2. Lender has made or has agreed to make a mortgage loan to the Landlord secured by a mortgage or deed of trust on the Property which includes an assignment of Landlord's interest in the Lease (the "Mortgage"); and

      3. Tenant and Lender desire to confirm their understanding with respect to the Lease and the Mortgage.

      NOW, THEREFORE, in consideration of the covenants, terms, conditions, agreements contained herein, the parties hereto agree as follows:

      a. The Lease is and shall continue to be subject and subordinate in all respects to the Mortgage and the lien created thereby, and to any advancements made thereunder and to any consolidations, extensions, modifications or renewals thereof.

      b. Tenant agrees to give Lender a copy of any notice of default served on Landlord by certified mail, return receipt requested, with postage prepaid, at Allstate Plaza West M2C, 3100 Sanders Road, Northbrook, Illinois 60062, Attn:
Commercial Mortgage Division Servicing Manager. If Landlord fails to cure such default within the time provided in the Lease, Lender shall have the right, but not the obligation to cure such default on behalf of Landlord within thirty (30) calendar days after the time provided for in the Lease or within a reasonable period if such default cannot be cured within that time and Lender is proceeding with due diligence to cure such default. In such event Tenant shall not terminate the Lease while such remedies are being diligently pursued by Lender. Further, Tenant shall not, as to Lender, require cure of any such default which is not susceptible of cure by Lender.

      c. So long as Tenant is not in default under the Lease, Tenant's possession and occupancy of the Premises shall not be disturbed by Lender during the term of the Lease or any extension thereof.

      d. If Lender obtains the right to possession of the Premises or if Landlord's interest under the Lease is transferred to Lender by foreclosure, deed in lieu of foreclosure, or otherwise, and, subject to Tenant's performance of its obligation under the Lease, then the Lease will continue in full force and effect and Lender shall recognize the Lease and Tenant's rights thereunder and Tenant shall make full and complete attornment to Lender as substitute Landlord upon the same terms, covenants and conditions as provided in the Lease.

      e. If Lender succeeds to Landlord's interest under the Lease, Lender shall not be:

            (a) liable for any act or omission of Landlord or any prior landlord; or

            (b) subject to any offsets or defenses which Tenant might have against Landlord or any prior landlord; or

            (c) required or obligated to credit Tenant with any Rent or Additional Rent for any rental period beyond the then current month which Tenant might have paid Landlord or any prior landlord; or

            (d) bound by any amendments or modifications of the Lease made without Lender's consent, other than exercise of rights, options or elections contained in the Lease, including without limitation, options to extend the term of the Lease; or

            (e) liable for the return of any security deposit unless such security deposit shall have been actually received by Lender. In the event of receipt of any such security deposit, Lender's obligations with respect thereto shall be limited to the amount of such security deposit actually received by Lender, and Lender shall be entitled to all rights, privileges and benefits of Landlord set forth in the Lease with respect thereto.

      f. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Furthermore, the provisions of this Agreement shall be binding upon any guarantor of Tenant's obligations under the Lease. The words, "Lender," "Landlord" and "Tenant" shall include their respective heirs, legatees, executors, administrators, beneficiaries, successors and assigns.

      g. Any notices to Tenant hereunder shall be effective upon mailing notice to Tenant by certified mail, return receipt requested, with postage prepaid, at the address set forth in the Lease or at such other address as Tenant may designate in writing to Lender at the address set forth in paragraph 2.

      h. This Agreement contains the entire agreement between the parties and no modifications shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

      i. This Agreement may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties had signed the same document. All of such counterparts shall be construed together and shall constitute one instrument.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


LENDER:                              TENANT:

ALLSTATE LIFE INSURANCE COMPANY      FUISZ TECHNOLOGIES LTD., a
                                     Delaware corporation



By:                                  By:
      ---------------------------       ----------------------------------
                                         Its:
                                             -----------------------------


By:
      ---------------------------
      Its Authorized Signatories

STATE OF ______________ )
                        )  SS:
COUNTY OF _____________ )


      On _____________, 19__, before me, __________________________, a Notary
Public in and for the State of __________________________, personally appeared _________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the same in his or her authorized capacity and that, by his or her signature on the instrument, the person or the entity upon behalf of which he or she acted, executed the instrument.

      WITNESS my hand and official seal.


                                          -----------------------------
                                          Notary Public in and for said
                                          State

[NOTARIAL SEAL]


STATE OF ______________ )
                        )  SS:
COUNTY OF _____________ )


      On ______________, 19__, before me, ________________________, a Notary
Public in and for the State of ______________, personally appeared ________________________ and __________________________, personally known to me
(or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed the same in their authorized capacities and that, by their signatures on the instrument, the person(s) or the entity upon behalf of which they acted executed the instrument.

      WITNESS my hand and official seal.



                                          -----------------------------
                                          Notary Public in and for said
                                          State

[NOTARIAL SEAL]

STATE OF ILLINOIS     )
                      )  SS:
COUNTY OF COOK        )



      I, the undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that ______________________ and _______________________________, authorized signatories for ALLSTATE LIFE INSURANCE COMPANY, an Illinois insurance corporation, personally known to me to be the same persons who executed the within instrument, appeared before me on _______________, 19__, in person, and acknowledged that they executed the within instrument as their free and voluntary act, for the uses and purposes therein set forth.




                                          -------------------------------
                                          Notary Public

[NOTARIAL SEAL]